UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2019

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 East Main Street Ayer, Massachusetts	01432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AMSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On June 5, 2019, American Superconductor Corporation (the “Company”) announced its financial results for the fourth quarter and full fiscal year ended March 31, 2019 of the Company's fiscal year 2018. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Special One-Time Bonus for Daniel P. McGahn. On June 1, 2019, the Compensation Committee of the Board of Directors of the Company (the “Committee”) and the Board of Directors of the Company approved a special one-time bonus of $1,000,000 for Daniel P. McGahn, Chairman, President and Chief Financial Officer, for exemplary performance in connection with the settlement of all outstanding litigation and arbitration matters with Sinovel Wind Group Co. Ltd.  This special one-time bonus, which is outside the Company’s fiscal 2018 executive incentive plan, will be paid to Mr. McGahn in the Company’s next regularly scheduled payroll.

(e) Base Salary Increase for John W. Kosiba, Jr. On June 1, 2019, the Committee approved an adjustment to the base salary for John W. Kosiba, Jr., Senior Vice President and Chief Financial Officer, from $250,000 to $300,000.  The salary increase for Mr. Kosiba, which is effective as of April 1, 2019, was based on a review of his performance during the Company’s fiscal year ended March 31, 2019 relative to both his and the Company’s goals and competitive salary data provided by the Committee’s independent outside compensation consultant, Aon Consulting, Inc., through its Radford subdivision.

(e) Fiscal 2019 Executive Incentive Plan. On June 1, 2019, the Committee and the Board of Directors of the Company approved an executive incentive plan for the Company’s fiscal year ending March 31, 2020 (“fiscal 2019”). Participants in the plan include the Company’s chief executive officer, all other current executive officers and James F. Maguire, a former executive officer who was a named executive officer in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on June 15, 2018. Pursuant to the plan, each participant is designated a target cash incentive amount, expressed as a percentage of the participant’s base salary. The Committee is responsible for determining the payout under the plan to each participant except the chief executive officer. The Board of Directors of the Company determines the payout under the plan for the chief executive officer, taking into account the recommendation of the Committee.

The amount of the incentive award actually paid to each participant may be less than or greater than the participant’s target cash incentive, with the amount capped at 200% of the target incentive. For each participant, individual incentive awards will be determined following the end of fiscal 2019 based on the following factors and their corresponding weightings:

•	the Company’s operating cash flow for fiscal 2019 as compared to the established target – 50%

•	the Company’s revenues for fiscal 2019 as compared to the established target – 25%

•	the Company’s operating expenses for fiscal 2019 as compared to the established target – 25%

The following table sets forth the target cash incentive for fiscal 2019 for each current executive officer and Mr. Maguire:

Executive Officer	Title	Target Incentive as % of Base Salary	Target Incentive
Daniel P. McGahn	Chairman, President and Chief Executive Officer	100%	$500,000
John W. Kosiba, Jr.	Senior Vice President, Chief Financial Officer and Treasurer	50%	$150,000
James F. Maguire	Executive Vice President, Technology	40%	$90,000

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Fiscal 2019 Executive Incentive Plan
99.1	Press release issued by American Superconductor Corporation on June 5, 2019 (furnished, not “filed,” for purposes of Section 18 of the Exchange Act).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date:	June 5, 2019	By:	/S/ JOHN W. KOSIBA, JR.
John W. Kosiba, Jr.
Senior Vice President and Chief Financial Officer